Exhibit 99.1

VBI Vaccines Announces Second Quarter 2021 Financial Results and Provides

Corporate Update

-	Hepatitis B (HBV) : FDA and EMA regulatory review of VBI’s 3-antigen prophylactic HBV vaccine candidate ongoing – U.S. PDUFA target action date November 30, 2021
-	COVID-19 : Expected Q3 2021 initiation of the next phase of development of VBI-2905 Beta variant, including both one-dose booster and two dose regimens, for seropositive and seronegative individuals, respectively
-	Glioblastoma (GBM) : Expected Q4 2021 initiation of a randomized, controlled clinical study with registration potential
-	$135.0 million in cash and cash equivalents at the end of Q2 2021

CAMBRIDGE, Mass. (August 2, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today reported financial results for the second quarter ending June 30, 2021 and provided a corporate update.

Jeff Baxter, VBI’s President and CEO commented: “The second quarter of 2021 was a data-rich period for the Company, with positive results across our lead programs, leading to meaningful advancement of our pipeline. As a result of the encouraging data reported in Q2, the FDA granted Fast Track Designation for VBI-1901 in recurrent GBM, we demonstrated the potency of the eVLP particulate delivery platform against COVID-19, supporting the assessment of our COVID-19 Beta variant vaccine candidate in the next phase of development, and we initiated a first-in-class Phase 2 combination study assessing a potential functional cure regimen for chronic HBV infection. Additionally, as we advance towards our PDUFA target action date for our 3-antigen prophylactic HBV vaccine candidate, we continue to lay the groundwork for the commercial launch, subject to regulatory approvals. The AMA established a unique CPT Code for a 3-antigen (S, Pre-S1, Pre-S2) Hepatitis B (HBV) Vaccine, a meaningful milestone as it reinforces the scientific differentiation of our candidate and enables a streamlined reimbursement process. At the beginning of the year, we laid out an ambitious and aggressive plan for the development of our pipeline in 2021, and in the first half of the year we’ve successfully executed against that plan. We look forward to sharing upcoming data and regulatory milestones as we move into the second half of 2021.”

Q2 2021 Key Program Achievements and Anticipated Upcoming Milestones

Hepatitis B (HBV)

3-Antigen HBV Prophylactic Vaccine Candidate

●	November 30, 2021: U.S. Prescription Drug User Fee Act (PDUFA) target action date set by U.S. Food and Drug Administration (FDA)
●	European Medicines Agency (EMA) regulatory review ongoing, following acceptance of Marketing Authorization Application (MAA) filing in December 2020
●	July 2021: The American Medical Association (AMA) Current Procedural Terminology (CPT®) Panel established a unique CPT code for a 3-antigen (S, Pre-S1, Pre-S2) Hepatitis B (HBV) vaccine, under which VBI’s vaccine candidate will be reported if approved
●	Submissions to United Kingdom Medicines and Healthcare products Regulatory Agency (MHRA) and to Health Canada are in process and are expected to be completed in 2021

VBI-2601 (BRII-179) : HBV Immunotherapeutic Candidate

●	April and June 2021: Complete Phase 1b/2a study dataset announced – EASL presentation selected for inclusion in the “Best of the International Liver Congress” summary, highlighting the most noteworthy contributions to the scientific program. Data demonstrated:

○	VBI-2601 (BRII-179) induced both B cell (antibody) and T cell responses in chronically-infected HBV patients and was well-tolerated with no safety signals observed
○	Evidence to support further clinical evaluation of VBI-2601 (BRII-179) as an immunomodulator in combination with other treatment modalities as a potential functional cure for chronic HBV infection

●	April 2021: Phase 2 combination study of VBI-2601 (BRII-179) and BRII-835 (VIR-2218), Vir Biotechnology’s investigational HBV-targeting siRNA, initiated by partner, Brii Biosciences (Brii Bio)

COVID-19 & Coronaviruses

VBI-2900 : eVLP Coronavirus Vaccine Program

●	June 2021: Initial positive Phase 1 data of VBI-2902 announced, demonstrating that a 5µg dose, which expresses an optimized form of the SARS-CoV-2 spike antigen and is adjuvanted with aluminum phosphate, was generally well-tolerated and elicited a potent immune response significantly higher than that seen in human convalescent sera. Notably:

○	Safety and tolerability: VBI-2902 was well-tolerated with no safety signals observed, and no increase in reactogenicity with subsequent doses
○	Neutralizing titers: After two doses, VBI-2902 induced neutralization titers in 100% of participants, with 4.3x the geometric mean titer (GMT) compared to convalescent sera
○	Antibody binding titers: After two doses, VBI-2902 induced antibody binding titers in 100% of participants, with peak antibody binding GMT of 1:4,047 – 5.0x the GMT compared to convalescent sera

●	Q3 2021 : As a result of this platform-validating initial data, and in response to the increased circulation of COVID-19 variants, the next phase of the ongoing adaptive Phase 1/2 study, expected to initiate in Q3 2021, will assess VBI-2905, VBI’s eVLP vaccine candidate directed against the COVID-19 Beta variant

●	H1 2022 : Expected initiation of the first clinical study of VBI’s multivalent vaccine candidate, designed to increase the breadth of protection against known and emerging variants of COVID-19

Glioblastoma (GBM)

VBI-1901: Cancer Vaccine Immunotherapeutic Candidate

●	June 2021: Positive data from Phase 2a (Part B) of ongoing Phase 1/2a study presented at ASCO, including:

○	VBI-1901 + GM-CSF study arm:

▪	6-month and 12-month OS: 80% (n=8/10) and 60% (n=6/10), compared to historical controls of 60% and 30%[1], respectively
▪	2 durable partial responses (≥ 50% tumor reduction) and 2 stable disease observations – 40% disease control rate

○	VBI-1901 + GSK’s AS01[2] adjuvant system study arm:

▪	6-month OS: 89% (n=8/9); 12-month OS timepoint not yet reached
▪	5 stable disease observations – 50% disease control rate

●	June 2021: FDA Fast Track Designation granted for VBI-1901 + GM-CSF in first recurrent GBM patients
●	Q4 2021: Expected initiation of a randomized, controlled clinical study with registration potential

Recent Peer-Reviewed Publications

●	May 2021: The Lancet Infectious Diseases publication of data from PROTECT – Phase 3 immunogenicity and safety study assessing VBI’s 3-antigen HBV vaccine candidate compared to Engerix-B® in adults age 18 and older. Link to publication can be found here.
●	June 2021: Vaccine publication of data from a Phase 3 immunogenicity and safety study, conducted in Vietnam and completed in 2007, assessing VBI’s 3-antigen HBV vaccine candidate in healthy Asian adults. Link to publication can be found here.
●	July 2021: Vaccine publication of data from VBI-2902a preclinical and challenge COVID-19 studies. Link to publication can be found here.

Additional Corporate Updates

●	Board Appointment: In July 2021, VBI appointed Linda Bain, CFO of Codiak BioSciences, Inc., to the Company’s Board of Directors
●	Debt Financing: In May 2021, VBI drew down a $12 million second tranche under its debt financing facility with K2 Healthventures, bringing the amount drawn to-date to $32 million

Second Quarter 2021 Financial Results

●	Cash Position: VBI ended the second quarter of 2021 with $135.0 million in cash, cash equivalents, and short-term investments compared with $119.1 million as of December 31, 2020.
●	Net Cash Used in Operating Activities: Net cash used in operating activities for the six months ended June 30, 2021 was $17.4 million, compared to $15.5 million for the same period in 2020. The increase in cash outflows is largely a result of an increase in net loss, offset by the change in operating working capital, notably the cash received in advance from the CEPI funding agreement.
●	Cash Used for Purchase of Property and Equipment: Cash used for the purchase of property and equipment was $1.0 million for the six months ended June 30, 2021, compared to $0.3 million for the same period in 2020. The increase is a result of routine purchases of property and equipment in Rehovot, Israel.
●	Revenue: Revenue in the second quarter of 2021 was $0.1 million, compared to $0.2 million for the same period in 2020. The decrease in revenues was due to a decrease in R&D services revenue as part of the collaboration with Brii Bio. Fewer manufacturing and non-clinical research services were required in the three months ending June 30, 2021 compared to the three months ending June 30, 2020.
●	Cost of Revenues: Cost of revenues was $2.6 million in the second quarter of 2021 as compared to $2.1 million for the same period in 2020. The increase in the cost of revenues was due to increased outsourced testing costs and inventory-related costs incurred in the three months ending June 30, 2021 compared to the same period in 2020.
●	Research and Development (R&D): R&D expenses for the second quarter of 2021 were $4.6 million compared to $2.4 million in the second quarter of 2020. The increase was a result of increased expenses related to our coronavirus vaccine program, including the Phase 1 clinical study of VBI-2902 and development and manufacture of VBI-2905, offset by government grants and funding arrangements. The increase was also due to an increase in R&D expenses related to the development of our other vaccine candidates, which was offset by a decrease in regulatory costs related to the BLA submission for the 3-antigen prophylactic HBV vaccine candidate that was submitted in 2020.
●	General and Administrative (G&A): G&A expenses were $9.4 million for the second quarter of 2021, compared to $3.9 million for the same period in 2020. The increase was a result of the increased pre-commercialization activities related to the 3-antigen prophylactic HBV vaccine candidate in preparation for potential regulatory approvals, in addition to increased insurance and labor costs.
●	Net Loss: Net Loss and net loss per share for the second quarter of 2021 were $17.5 million and $0.07, respectively, compared to a net loss of $9.5 million and a net loss per share of $0.04 for the second quarter of 2020.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, COVID-19 and coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forwardlooking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forwardlooking statements for any reason, except as required by law.

1Taal W, Oosterkamp HM, Walenkamp AME, et al. Single-agent bevacizumab or lomustine versus a combination of bevacizumab plus lomustine in patients with recurrent glioblastoma (BELOB trial): a randomized controlled phase 2 trial. Lancet Oncol. 2014; 15: 943-953

2The GSK proprietary AS01 adjuvant system contains QS-21 StimulonTM adjuvant licensed from Agenus Inc. (NASDAQ: AGEN)

VBI Vaccines Inc. and Subsidiaries Selected Condensed Consolidated Balance Sheet

(In Thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$135,027	$93,825
Short-term investments	-	25,276
Accounts receivable, net	90	77
Inventory, net	1,965	2,152
Prepaid expenses and other current assets	9,004	10,711
Total current assets	146,086	132,041
Property and equipment, net	10,282	10,721
Intangible assets, net	63,868	62,156
Goodwill	2,325	2,261
Other non-current assets	2,071	2,193
Total Assets	$224,632	$209,372

Liabilities and stockholder’s equity
Accounts payable	$1,725	$3,734
Other current liabilities	24,343	13,614
Total current liabilities	26,068	17,348
Total non-current liabilities	30,481	20,319
Total liabilities	56,549	37,667
Total stockholders’ equity	168,083	171,705
Total liabilities and stockholders’ equity	$224,632	$209,372

VBI Vaccines Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(In Thousands Except Share and Per Share Amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(Unaudited)
Revenues	$142	$184	$443	$599
Operating expenses
Cost of revenue	2,634	2,060	5,046	4,637
Research and development	4,582	2,365	11,421	5,558
General and administrative	9,367	3,901	16,114	7,959
Total operating expenses	16,583	8,326	32,581	18,154
Loss from operations	(16,441)	(8,142)	(32,138)	(17,555)
Interest income (expense), net	(845)	(682)	(2,657)	(1,264)
Foreign exchange gain (loss)	(190)	(689)	(328)	948
Loss before income taxes	(17,476)	(9,513)	(35,123)	(17,871)
Income tax benefit	-	-	-	-
Net Loss	$(17,476)	$(9,513)	$(35,123)	$(17,871)
Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.14)	$(0.09)
Weighted-average number of shares used to compute basic and diluted net loss per share	255,142,550	216,862,183	252,884,284	197,575,964
Other comprehensive income (loss) - currency translation adjustments	1,370	2,969	1,713	(3,684)
Comprehensive Loss	$(16,106)	$(6,544)	$(33,410)	$(21,555)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com